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                                                              EXHIBIT 5.1


           [PAUL, WEISS, RIFKIND, WHARTON & GARRISON LETTERHEAD]

August 31, 1999




Metromedia International Group, Inc.
One Meadowlands Plaza
East Rutherford, NJ  07073-2137



                       Registration Statement on Form S-4
                         OF METROMEDIA INTERNATIONAL GROUP, INC.
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Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Metromedia International Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on the date of this letter, as provided by the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act, we have been

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requested by the Company to render our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the Company's 25,299,124 shares of common stock, par value $1.00 per share (the "Shares"). The Shares are to be issued in exchange for 37,946,789 shares of common stock of PLD Telekom Inc., a Delaware corporation ("PLD"), in connection with the Agreement an Plan of Merger, dated as of May 18, 1999, by and among the Company, PLD and Moscow Communications, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the "Merger Agreement"). Capitalized terms used in this letter and not otherwise defined have the respective meanings given those terms in the Registration Statement.

                  In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):
                  (i) the Registration Statement;

                  (ii) the Merger Agreement; and

                  (iii) the form of common stock certificate for the Shares (the "Certificate").

                  In addition, we have examined: (i) those corporate records of the Company as we have considered appropriate, including copies of its Amended and Restated Certificate of Incorporation as amended and Restated By-laws, as in effect on the date of this letter (collectively, the "Charter Documents"), and
(ii) those other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.

                  In our examination of the documents referred to above, we have assumed, without independent investigation, (i) the due authorization, execution and delivery of each of the Documents by each party to them other than the Company,

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(ii) the enforceability of the documents reviewed by us against each party to them other than the Company, (iii) that the Shares will be substantially issued as described in the Registration Statement and in the form of the Certificate reviewed by us and that any information omitted from the form will be properly added, (iv) the genuineness of all signatures, (v) the authenticity of all documents submitted to us as originals, (vi) the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, (vii) the authenticity of the latter documents; (viii) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we examined are accurate and complete, and (ix) the legal capacity of all individuals who have executed any of the documents which we examined.

   In expressing the opinion set forth below, we have relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and officers of the Company.

   Based on the foregoing, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares, when issued and delivered as contemplated in the Merger Agreement and as described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

   Our opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of

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Delaware.

   We hereby consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act.


                                Very truly yours,

                                /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                                PAUL, WEISS, RIFKIND, WHARTON & GARRISON